                                                                    EXHIBIT 11.1

                             NEUROGEN CORPORATION
                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
         (in thousands, except Income (Loss) per Common Share amounts)

                       Three Months Three Months  Six Months    Six Months
                           Ended        Ended       Ended          Ended
                      June 30, 1995 June 30, 1994 June 30, 1995 June 30, 1994
                       (Unaudited)   (Unaudited)  (Unaudited)    (Unaudited)
                      ------------- ------------- ------------- -------------
Primary:

Weighted average
 shares of common
 stock outstanding      10,105          8,974        10,094         8,972

Dilutive effect of:
  Warrants(1)               37              -            36             -
  Stock options(1)       1,030              -           828             -
                      --------       --------      --------       -------
Common and common
 equivalent shares      11,172          8,974        10,958         8,972
                      ========       ========      ========       =======

Net income (loss)     $ 12,234       $ (1,588)     $ 10,534       $(3,565)
                      ========       ========      ========       =======

Earnings (loss) per
 common and common
 equivalent shares
 (1)                  $   1.10       $  (0.18)     $   0.96       $ (0.40)
                      ========       ========      ========       =======
Fully diluted:

Weighted average
 shares of common
 stock outstanding      10,105          8,974        10,094         8,972

Dilutive effect of:
  Warrants(1)               40              -            39             -
  Stock Options(1)       1,256              -         1,248             -

Common and common
 equivalent shares      11,401          8,974        11,381         8,972
                      ========       ========      ========       =======

Net income (loss)     $ 12,234       $ (1,588)     $ 10,534       $(3,565)
                      ========       ========      ========       =======

Earnings per common
 and common equiva-
 lent shares (1)      $   1.07       $      -      $   0.93       $     -
                      ========       ========      ========       =======

(1) The common stock equivalents have not been included in periods with losses as their inclusion would be antidilutive.